Exhibit 99.01

CONTACTS:
	For Media Inquiries:	For Investor Inquiries:
	Jared Tipton Cepheid Corporate Communications Tel: (408) 400 8377 communications@cepheid.com	Jacquie Ross Cepheid Investor Relations Tel: (408) 400 8329 investor.relations@cepheid.com

Cepheid 904 Caribbean Drive Sunnyvale, CA 94089 Telephone: (408) 541 4191 Fax: (408) 541 4192

CEPHEID REPORTS FOURTH QUARTER AND FULL YEAR 2012 RESULTS

Clinical Reagents Grow 32% in 2012

SUNNYVALE, California, January 24, 2013 – Cepheid (Nasdaq: CPHD) today reported revenue for the fourth quarter of 2012 of $92.4 million. Net income was $5.6 million, or $0.08 per share, which compares to revenue of $80.1 million and net loss of $1.6 million, or $(0.03) per share, in the fourth quarter of 2011. 2011 fourth quarter results reflected a one-time, non-cash charge to cost of sales of $5.4 million, or $0.08 per share, associated with the termination of a patent license.

Excluding stock compensation expenses, impairment of intangible assets and licenses and amortization of acquired intangibles, non-GAAP net income for the fourth quarter of 2012 was $14.2 million, or $0.20 per share. This compares to a non-GAAP net income of $9.4 million, or $0.14 per share, in the fourth quarter of 2011.

Fiscal 2012 Overview

For the year ended December 31, 2012, Cepheid reported revenue of $331.2 million which compares to revenue of $277.6 million in 2011. Net loss for the year was $20.0 million, or $(0.30) per share, which compares to net income of $2.6 million, or $0.04 per share, in 2011. 2012 full year net loss reflected a charge of $15.1 million, or $0.23 per share, associated with a litigation settlement.

Excluding stock compensation expenses, a litigation settlement charge, impairment of intangible assets and licenses, amortization of acquired intangibles and a tax benefit related to an intercompany intellectual property transaction, non-GAAP net income for the year was $21.8 million, or $0.31 per share. This compares to a non-GAAP net income of $29.6 million, or $0.44 per share, for the full year 2011.

“2012 was a challenging year for Cepheid as we worked through growing pains associated with the scale-up of our manufacturing operations and adapted to the incremental variability associated with our HBDC program,” said John Bishop, Cepheid’s Chief Executive Officer. “Despite these distractions, we were able to grow our clinical test revenue by 32%, including 25% growth in our commercial business.”

Continued Bishop, “We are proud of our commitment to innovation, and our investment in R&D continues to be among the most aggressive in the industry. As we move into 2013 and beyond, Cepheid is entering a pivotal period of Xpert test menu expansion with a number of high volume, high value tests that substantially extend our opportunities in new and existing markets. We fully expect this product cycle to drive both market expansion and menu consolidation within accounts thereby benefiting continued, industry-leading revenue growth and improving profitability.”

Operational Overview

•

Fourth quarter of 2012 Clinical sales of $82.2 million grew 19% from $68.9 million in the fourth quarter of 2011, and total fourth quarter of 2012 product sales of $89.7 million grew 17% from the same quarter a year ago. For the year ended December 31, 2012, total Clinical sales of $286.3 million grew 21% from $236.0 million reported for 2011.

•	By industry, product sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2012	2011	Change	2012	2011	Change
Clinical Systems	$13.4	$19.9	-33%	$52.8	$58.6	-10%
Clinical Reagents	68.8	49.0	40%	233.5	177.4	32%

Total Clinical	82.2	68.9	19%	286.3	236.0	21%
Non-Clinical	7.5	8.0	-6%	35.2	29.5	19%

Total Product Sales	$89.7	$76.9	17%	$321.5	$265.5	21%

•	By geography, product sales were, in millions:

	Three Months Ended December 31,			Full Year Ended December 31,
	2012	2011	Change	2012	2011	Change
North America
Clinical	$54.4	$46.4	17%	$190.0	$167.9	13%
Other	6.0	7.2	-17%	29.0	25.0	16%

Total North America	60.4	53.6	13%	219.0	192.9	14%

International
Clinical	27.8	22.5	24%	96.3	68.1	41%
Other	1.5	0.8	90%	6.2	4.5	38%

Total International	29.3	23.3	26%	102.5	72.6	41%

Total Product Sales	$89.7	$76.9	17%	$321.5	$265.5	21%

•

During the fourth quarter of 2012, Cepheid placed a total of 153 GeneXpert systems in its commercial Clinical business. Additionally, the Company placed a total of 68 GeneXpert systems as part of its High Burden Developing Country (HBDC) program. For the year ended December 31, 2012, Cepheid placed a total of 523 GeneXpert systems in its commercial Clinical business and an additional 506 GeneXpert systems as part of its HBDC program. As of December 31, 2012, a cumulative total of 3,835 GeneXpert systems have been placed worldwide.

•	Cash and cash equivalents were $95.8 million as of December 31, 2012.

•	DSO was 43 days.

Business Outlook

For the fiscal year ending December 31, 2013, the Company expects:

•	Total revenue to be in the range of $375 to $385 million;

•	Net income to range from a net loss of $(0.05) to net income of $0.01 per share;

•	Non-GAAP net income in the range of $0.41 to $0.46 per share.

Expected non-GAAP net income excludes approximately $29 million related to stock compensation expense and approximately $4 million related to the amortization of acquired intangibles. The fully diluted share count for the year is expected to be approximately 72 million, except in the event of a GAAP loss where the share count would be approximately 67 million shares.

The following table reconciles net income (loss) per share to the non-GAAP net income per share range:

	Guidance Range for Year
	Ending December 31, 2013
	Low	High
Net Income (Loss) Per Share	$(0.05)	$0.01
Stock Compensation Expense	0.40	0.39
Amortization of Purchased Intangible Assets	0.06	0.06

Non-GAAP Measure of Net Income Per Share	$0.41	$0.46

Accessing Cepheid’s Fourth Quarter and Full Year 2012 Results Conference Call

The Company will host a management presentation at 2 p.m. Pacific Time on Thursday, January 24, 2013, to discuss the results. To access the live webcast, please visit Cepheid’s website at http://ir.cepheid.com at least 15 minutes before the scheduled start time to download any necessary audio or plug-in software. A replay of the webcast will be available shortly following the call and will remain available for at least 90 days.

About Cepheid

Based in Sunnyvale, Calif., Cepheid (Nasdaq: CPHD) is a leading molecular diagnostics company that is dedicated to improving healthcare by developing, manufacturing, and marketing accurate yet easy-to-use molecular systems and tests. By automating highly complex and time-consuming manual procedures, the Company’s solutions deliver a better way for institutions of any size to perform sophisticated genetic testing for organisms and genetic-based diseases. Through its strong molecular biology capabilities, the Company is focusing on those applications where accurate, rapid, and actionable test results are needed most, such as managing infectious diseases and cancer. For more information, visit http://www.cepheid.com.

Use of Non-GAAP Measures

The Company has supplemented its reported GAAP financial information with non-GAAP measures that do not include litigation settlement expenses, employee stock-based compensation expense, a non-cash charge associated with the termination of a patent license, impairment of intangible assets and licenses and amortization of purchased intangible assets. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with U.S. GAAP. The Company’s management uses the non-GAAP information internally to evaluate its ongoing business, continuing operational performance and cash requirements, and believes these non-GAAP measures are useful to investors as they provide a basis for evaluating the Company’s cash requirements and additional insight into the underlying operating results and the Company’s ongoing performance in the ordinary course of its operations.

These non-GAAP measures may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with its results of operations as determined in accordance with U.S. GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

As described above, the Company excludes the following items from one or more of its non-GAAP measures when applicable:

Litigation Settlement Expenses. These expenses consist primarily of expenses related to the settlement of our previously outstanding litigation with Abaxis. This allocation was determined in accordance with ASC 450, Accounting for Contingencies (formerly SFAS No. 5), and ASC 605-25 (formerly EITF 00-21) using the concepts of fair value based on the past and estimated future revenue streams related to the products covered by the patents previously under dispute. Specifically, the amount recorded in the income statement as Litigation settlement in the year ended December 31, 2012 represents the fair value of the royalty paid on past revenue streams and the residual amount after allocating value to the future revenue streams. The Company excluded this item as it believes it is non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Employee Stock-based Compensation Expense. These expenses consist primarily of expenses for employee stock options and employee restricted stock under ASC 718 (formerly SFAS 123(R)). The Company excludes employee stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that the Company does not believe are reflective of ongoing operating results in the period incurred. Further, as the Company applies ASC 718, it believes that it is useful to investors to understand the impact of the application of ASC 718 on its results of operations.

Impairment of Intangible Assets and Licenses and Amortization of Purchased Intangible Assets. The Company incurs amortization of purchased intangible assets in connection with acquisitions and incurs impairment of intangible assets and licenses. The Company excludes these items because these expenses are not reflective of ongoing operating results in the period incurred. These amounts arise from the Company’s prior acquisitions and have no direct correlation to the operation of the Company’s business.

Tax Benefit Related to Intercompany Intellectual Property (IP) Transaction. The Company excluded a tax benefit related to an intercompany IP transaction from its results for non-GAAP net loss for the year ended December 31, 2012. The Company excluded this item as it believes it is non-recurring in nature, and does not have a direct impact on the operation of the Company’s core business.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding Cepheid’s or its management’s intentions, beliefs, expectations and strategies for the future, including those relating to potential growth, future revenues and future net income/loss and profitability, including on a non-GAAP basis, and test menu expansion. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the Company’s current expectations. Factors that could cause actual results to differ materially include risks and uncertainties such as those relating to: our ability to successfully complete and bring on line additional manufacturing lines; our success in increasing direct sales and the effectiveness of our sales personnel; the performance and market acceptance of new products; sufficient customer demand; our ability to develop new products and complete clinical trials successfully in a timely manner for new products; uncertainties related to the FDA regulatory and European regulatory processes; the level of testing at clinical customer sites, including for Healthcare Associated Infections (HAIs); the Company’s ability to successfully introduce and sell products in clinical markets other than HAIs; the rate of environmental biothreat testing conducted by the USPS, which will affect the amount of consumable products sold to the USPS; variability in systems placements and reagent pull-through in the Company’s HBDC program and the level of sales through that program; other unforeseen supply, development and manufacturing problems; the potential need for additional intellectual property licenses for tests and other products and the terms of such licenses; lengthy sales cycles in certain markets; the Company’s reliance on distributors in some regions to market, sell and support its products; the occurrence of unforeseen expenditures, acquisitions or other transactions; costs associated with litigation; the impact of competitive products and pricing; the Company’s ability to manage geographically-dispersed operations; and underlying market conditions worldwide. Readers should also refer to the section entitled “Risk Factors” in Cepheid’s Annual Report on Form 10-K, its most recent Quarterly Report on Form 10-Q, and its other reports filed with the Securities and Exchange Commission.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information currently available to Cepheid, and Cepheid assumes no obligation to update any such forward-looking statement or reasons why results might differ.

FINANCIAL TABLES FOLLOW

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Revenues:
System sales	$14,101	$20,371	$55,447	$61,948
Reagent and disposable sales	75,557	56,576	266,101	203,576

Total product sales	89,658	76,947	321,548	265,524
Other revenues	2,775	3,167	9,664	12,051

Total revenues	92,433	80,114	331,212	277,575

Costs and operating expenses:
Cost of product sales	42,896	38,632	153,365	122,840
Collaboration profit sharing	1,416	1,582	7,183	4,863
Research and development	17,299	16,650	71,673	59,362
Sales and marketing	16,294	14,490	61,907	50,691
General and administrative	9,470	10,153	43,298	36,004
Litigation settlement	—	—	15,110	—

Total costs and operating expenses	87,375	81,507	352,536	273,760

Income (loss) from operations	5,058	(1,393)	(21,324)	3,815
Other income (expense), net	241	(506)	(4)	(1,143)

Income (loss) before income taxes	5,299	(1,899)	(21,328)	2,672
Benefit from (provision for) income taxes	345	250	1,285	(45)

Net income (loss)	$5,644	$(1,649)	$(20,043)	$2,627

Basic net income (loss) per share	$0.09	$(0.03)	$(0.30)	$0.04

Diluted net income (loss) per share	$0.08	$(0.03)	$(0.30)	$0.04

Shares used in computing basic net income (loss) per share	66,370	64,113	65,812	62,735

Shares used in computing diluted net income (loss) per share	68,787	64,113	65,812	66,750

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	December 31, 2012	December 31, 2011
ASSETS
Current assets:
Cash and cash equivalents	$95,779	$115,008
Accounts receivable, net	43,999	35,375
Inventory	70,114	62,239
Prepaid expenses and other current assets	9,448	5,245

Total current assets	219,340	217,867
Property and equipment, net	54,830	35,833
Other non-current assets	913	730
Intangible assets, net	18,767	13,795
Goodwill	37,694	18,445

Total assets	$331,544	$286,670

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$33,701	$32,167
Accrued compensation	16,540	17,928
Accrued royalties	7,992	8,357
Accrued and other liabilities	4,235	3,086
Current portion of deferred revenue	9,599	8,176
Current portion of notes payable	183	—

Total current liabilities	72,250	69,714
Long-term portion of deferred revenue	1,156	2,003
Notes payable, less current portion	1,685	—
Other liabilities	8,911	3,120

Total liabilities	84,002	74,837

Shareholders’ equity:
Common stock	355,867	324,211
Additional paid-in capital	117,217	93,144
Accumulated other comprehensive income	56	33
Accumulated deficit	(225,598)	(205,555)

Total shareholders’ equity	247,542	211,833

Total liabilities and shareholders’ equity	$331,544	$286,670

CEPHEID

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(in thousands)

	Years Ended December 31,
	2012	2011
Cash flows from operating activities:
Net income (loss)	$(20,043)	$2,627
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization of property and equipment	13,446	10,298
Amortization of intangible assets	4,965	6,523
Amortization of terminated patent license and impairment of acquired intangible assets	1,399	5,372
Stock-based compensation related to employees and consulting services rendered	24,496	19,768
Changes in operating assets and liabilities:
Accounts receivable	(6,443)	(7,830)
Inventory	(5,105)	(23,982)
Prepaid expenses and other current assets	(2,714)	(237)
Other non-current assets	(172)	(122)
Accounts payable and other current liabilities	(5,740)	11,365
Accrued compensation	(1,736)	5,334
Deferred revenue	575	(2,084)

Net cash provided by operating activities	2,928	27,032
Cash flows from investing activities:
Capital expenditures	(23,150)	(18,922)
Cash paid for intangible asset	(2,140)	—
Payments for technology licenses	—	(1,655)
Cost of acquisitions, net	(24,021)	(296)

Net cash used in investing activities	(49,311)	(20,873)
Cash flows from financing activities:
Net proceeds from the issuance of common shares and exercise of stock options	27,079	35,857
Proceeds from notes payable	156	—
Principal payment of notes payable	(72)	(6,669)

Net cash provided by financing activities	27,163	29,188
Effect of exchange rate change on cash	(9)	123

Net increase (decrease) in cash and cash equivalents	(19,229)	35,470
Cash and cash equivalents at beginning of period	115,008	79,538

Cash and cash equivalents at end of period	$95,779	$115,008

CEPHEID

RECONCILIATION OF GAAP TO NON-GAAP MEASURES (UNAUDITED)

(in thousands, except per share data)

	Three Months Ended December 31,		Years Ended December 31,
	2012	2011	2012	2011
Cost of product sales	$42,896	$38,632	$153,365	$122,840
Stock compensation expense	(808)	(443)	(3,037)	(1,684)
Impairment of intangible assets and licenses	(1,233)	(5,372)	(1,233)	(5,372)
Amortization of purchased intangible assets	(332)	(347)	(1,330)	(1,383)

Non-GAAP measure of cost of product sales	$40,523	$32,470	$147,765	$114,401

Gross margin on product sales per GAAP	52%	50%	52%	54%
Gross margin on product sales per Non-GAAP	55%	58%	54%	57%

Operating expenses	$43,063	$41,293	$176,878	$146,057
Stock compensation expense	(5,756)	(4,806)	(21,415)	(18,084)
Impairment of intangible assets and licenses	(328)	—	(328)	—
Amortization of purchased intangible assets	(376)	(107)	(1,452)	(429)

Non-GAAP measure of operating expenses	$36,603	$36,380	$153,683	$127,544

Income (loss) from operations	$5,058	$(1,393)	$(21,324)	$3,815
Stock compensation expense	6,564	5,249	24,452	19,768
Amortization of purchased intangible assets	708	454	2,782	1,812
Impairment of intangible assets and licenses	1,561	5,372	1,561	5,372
Litigation settlement	—	—	15,110	—

Non-GAAP measure of income from operations	$13,891	$9,682	$22,581	$30,767

Net income (loss)	$5,644	$(1,649)	$(20,043)	$2,627
Stock compensation expense	6,564	5,249	24,452	19,768
Amortization of purchased intangible assets	708	454	2,782	1,812
Impairment of intangible assets and licenses, net of tax	1,288	5,372	1,288	5,372
Litigation settlement	—	—	15,110	—
Tax benefit related to intercompany IP transaction	—	—	(1,815)	—

Non-GAAP measure of net income	$14,204	$9,426	$21,774	$29,579

Basic net income (loss) per share	$0.09	$(0.03)	$(0.30)	$0.04
Stock compensation expense	0.09	0.08	0.37	0.32
Amortization of purchased intangible assets	0.01	0.01	0.04	0.03
Impairment of intangible assets and licenses, net of tax	0.02	0.09	0.02	0.08
Litigation settlement	—	—	0.23	—
Tax benefit related to intercompany IP transaction	—	—	(0.03)	—

Non-GAAP measure of net income per share	$0.21	$0.15	$0.33	$0.47

Diluted net income (loss) per share	$0.08	$(0.03)	$(0.30)	$0.04
Stock compensation expense	0.09	0.08	0.35	0.29
Amortization of purchased intangible assets	0.01	0.01	0.04	0.03
Impairment of intangible assets and licenses, net of tax	0.02	0.08	0.02	0.08
Litigation settlement	—	—	0.23	—
Tax benefit related to intercompany IP transaction	—	—	(0.03)	—

Non-GAAP measure of net income per share	$0.20	$0.14	$0.31	$0.44

Shares used in computing basic net income (loss) per share	66,370	64,113	65,812	62,735
Shares used in computing diluted net income (loss) per share	68,787	64,113	65,812	66,750
Impact of dilutive securities in periods of GAAP net loss and Non-GAAP net income	589	4,480	3,888	878

Shares used in computing Non-GAAP diluted net income per share	69,376	68,593	69,700	67,628